UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2007 (March 27, 2007)
ARIZONA LAND INCOME CORPORATION

(Exact name of registrant as specified in its charter)

Arizona	1-9900	86-0602478

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29999 North 44th Street, Suite 100, Phoenix, Arizona	85018

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (602) 952-6800
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry into a Material Definitive Agreement.
9.01 Financial Statements and Exhibits.
SIGNATURES
Third Amendment to Master Formation and Contribution Agreement
Form of Advisory Agreement
Form of Limited Partnership Agreement

1.01 Entry into a Material Definitive Agreement.
     On March 27, 2007, Arizona Land Income Corporation (the “Company”) amended (the “Amendment”) its Master Formation and Contribution Agreement dated as of October 3, 2006, as amended (the “Master Agreement”), with POP Venture, LLC, a Delaware limited liability company (“Pacific Office Contributor”) affiliated with The Shidler Group. Pursuant to the Master Agreement, the Company will form an umbrella partnership (the “UPREIT”) in which the Company is the sole general partner. Upon consummation of the transactions contemplated by the Master Agreement (the “Closing”), the UPREIT will acquire ownership interests in up to ten office properties (the “Contributed Properties”), which comprise approximately 2.8 million square feet of office space, in consideration for common units and convertible preferred units in the UPREIT with a value equal to the net asset value of the interests in the Contributed Properties at Closing. The Company has also agreed to reincorporate in Maryland through a migratory merger and to execute, together with the UPREIT, an Advisory Agreement with another entity affiliated with The Shidler Group, pursuant to which the advisory entity will manage the day-to-day operations of the Company and UPREIT following the Closing.
     In the Amendment, the Company and Pacific Office Contributor have agreed to amend the Master Agreement to reflect the hiring of certain individuals to serve as executive officers of the surviving corporation of the migratory merger following the Closing and to modify certain terms of the convertible preferred units. The Amendment adds the precondition of an underwritten public offering with at least $75 million of proceeds to the previously agreed rights of the surviving corporation to convert convertible preferred units into common units following the fourth anniversary of the Closing and to the convertible preferred unit holders’ right to exercise the option to have the surviving corporation purchase any outstanding convertible preferred units on the fifth anniversary of the Closing. If holders of convertible preferred units exercise their put option on the fifth anniversary, the Amendment adds perpetual preferred units, with a market distribution rate and a liquidation preference equivalent to the convertible preferred units, as a repayment option for the surviving corporation in addition to its pre-existing payment options of cash, a promissory note or common units.
     The Company and Pacific Office Contributor have also agreed in the Amendment to alter the annual distribution rights and conversion rights of the convertible preferred units. The Master Agreement originally afforded convertible preferred units annually payable cumulative distributions of 1.0% to 4.0% per annum (increasing 1.0% per year), of the convertible preferred unit liquidation preference. The Company and Pacific Office Contributor have now agreed that the convertible preferred units will be entitled to cumulative distributions equal to 2.0% per annum, paid on a quarterly basis. Convertible preferred units will continue to be convertible into common units after two years and the consummation of a $75 million public offering. However, holders of common units obtained upon conversion of the convertible preferred units will not be able to exercise the right of all common units to redemption for cash or shares of the surviving corporation’s common stock, for one year following the conversion from convertible preferred units. The parties have also agreed to other adjustments of the conversion demanded purchase rights of convertible preferred unitholders.

     The parties also agreed to revised forms of the Limited Partnership Agreement of the UPREIT and Advisory Agreement, each of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein. None of these documents has been executed between the parties. The Company expects to execute these documents only when and if required pursuant to the Master Agreement. Further, the parties may agree to additional changes to such documents prior to their execution.
     The foregoing description of the Amendment is qualified in its entirety by the provisions of the Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
     In connection with the transactions contemplated by the Master Agreement and the other agreements and instruments described in this Current Report on Form 8-K, the Company will file with the Securities and Exchange Commission a definitive proxy statement that will be sent to the Company’s shareholders seeking the requisite approval for the transactions contemplated by the Master Agreement and the other agreements and instruments described in this Current Report on Form 8-K. THE COMPANY URGES INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTIONS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS. At the appropriate time, shareholders will be able to obtain a free copy of the definitive proxy statement and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. The definitive proxy statement and other relevant documents will also be available, free of charge, from the Company by directing such request to Ms. Deanna Barela at (602) 952-6821 or dbarela@phsg.com. Shareholders are urged to read the proxy statement and other relevant material when they become available before making any voting decisions with respect to the transactions.
     The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the transactions. Information about the Company and its directors and executive officers, and their ownership of the Company common stock, is set forth in the proxy statement for the Company’s Annual Meeting of Shareholders, which was filed with the SEC on November 14, 2005. Additional information regarding the interests of those persons may be obtained by reading the proxy statement when it becomes available.
     This Current Report on Form 8-K contains forward-looking statements that give our current expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current events. They include words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “believe” and other words of similar meaning in connection with discussion of asset and property values and future operating or financial performance. These include statements relating to future actions, growth strategy, future performance or results of anticipated operations, and financial results. Forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. No forward-looking statement can be guaranteed, and actual results may vary materially from those anticipated in any forward-looking statement.

These forward-looking statements represent the judgment of the Company, as of the date of this current report, and the Company undertakes no obligation to update any forward-looking statement. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including the proxy statement that the Company will file in connection with the shareholder approval process described above in this current report.
9.01 Financial Statements and Exhibits.
(d)	Exhibits
10.1	Third Amendment to Master Formation and Contribution Agreement, dated March 27, 2007, between the Company and Pacific Office Contributor.

99.1	Form of Advisory Agreement — Exhibit A to the Master Formation and Contribution Agreement, dated as of October 3, 2006, as amended between the Company and Pacific Office Contributor.

99.2	Form of Limited Partnership Agreement of Pacific Office Properties, L.P. — Exhibit E to the Master Formation and Contribution Agreement, dated as of October 3, 2006, as amended between the Company and Pacific Office Contributor.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIZONA LAND INCOME CORPORATION (Registrant)
Dated: March 28, 2007	/s/ Thomas R. Hislop
	Name:	Thomas R. Hislop
	Title:	Chairman of the Board, Vice President and Chief Financial Officer